EXHIBIT 99.1

INTUIT CONFIDENTIAL

Contacts:	Investors	Media
	Linda Fellows, VP	Heather McLellan
	Intuit Inc.	Intuit Inc.
	(650) 944-5436	(650) 944-3501
or
Allison Green
Intuit Inc.
(650) 944-2512

FOR IMMEDIATE RELEASE

INTUIT’S FISCAL 2003 REVENUE GROWS 26 PERCENT;
FOURTH-QUARTER 2003 REVENUE INCREASES 31 PERCENT

Board Authorizes New $500 Million Stock Repurchase Program

MOUNTAIN VIEW, Calif. — Aug. 19, 2003 — Intuit Inc. (NASDAQ: INTU) today announced results for its fourth quarter and fiscal 2003, which ended July 31, 2003. The company also announced a new stock repurchase program.

     “Intuit continued to execute on its recipe to drive sustained, profitable growth,” said Steve Bennett, Intuit’s president and chief executive officer. “That recipe involves being in the right businesses, executing effectively, expanding customer-driven innovation and acquiring new growth platforms. These powerful ingredients produced strong results for the quarter and year.”

Fiscal 2003 Financial Highlights

•	Revenue of $1.65 billion increased 26 percent from fiscal 2002. Growth was driven by strong performance in Intuit’s QuickBooks, Small Business Services, TurboTax and Professional Accounting Solutions growth engines, as well as acquisitions.

•	Intuit’s pro forma net income of $293.8 million increased 46 percent from fiscal 2002. Pro forma diluted earnings per share of $1.39 grew 51 percent over the year-ago period. (See Tables B1 and B2 for a reconciliation of pro forma financial measures to the most directly comparable GAAP financial measures.)

•	On a GAAP basis, Intuit had net income of $343.0 million, up 145 percent from $140.2 million in fiscal 2002. This represents $1.63 per diluted share, up 155 percent from $0.64 per share in fiscal 2002. Last year’s GAAP results included acquisition-related charges of $181.4 million. Under new accounting rules adopted at the beginning of fiscal 2003, Intuit no longer amortizes goodwill. This year’s GAAP results benefited from a $71.0 million after-tax gain on the sale of its Japanese subsidiary.

Fiscal 2003 Business Segment Revenue Growth

•	QuickBooks revenue grew 24 percent over fiscal 2002 to $242.8 million.

•	Intuit’s Small Business Services revenue increased 35 percent over fiscal 2002 to $454.9 million. This unit includes payroll, supplies, technical support and information technology solutions.

•	TurboTax revenue of $422.9 million was up 20 percent from fiscal 2002.

•	Revenue from Intuit’s Professional Accounting Solutions business increased 8 percent over fiscal 2002 to $243.4 million.

•	Intuit’s Vertical Business Management Solutions unit contributed $94.8 million in revenue, a 5 percent increase over the revenue those companies generated before they were acquired by Intuit in fiscal 2002.

•	Revenue from Other Businesses, which includes Quicken and Canada, was $191.9 million, up 2 percent over fiscal 2002.

Fourth-Quarter 2003 Highlights

•	Revenue of $245.1 million increased 31 percent from the year-ago quarter. Growth was driven by strong performance in Intuit’s QuickBooks and Small Business Services growth engines as well as the acquisitions.

•	Intuit’s pro forma net loss of $10.7 million was better than a loss of $25.8 million in the year-ago quarter. The fourth-quarter pro forma diluted per share results were a loss of $0.05, better than a loss of $0.12 in the fourth quarter of fiscal 2002.

•	On a GAAP basis, Intuit had a net loss of $24.7 million, better than a loss of $31.8 million in the year-ago quarter. This represents a loss of $0.12 per diluted share, better than a loss of $0.15 in the fourth quarter of fiscal 2002.

Board Authorizes Intuit’s New Stock Repurchase Program

     Intuit’s board of directors has authorized the company’s third stock repurchase program for up to $500 million in addition to the approximately $110 million that remained in Intuit’s existing program at the end of fiscal 2003. In fiscal 2003, Intuit repurchased nearly 18 million shares for more than $800 million. The company has repurchased more than 25.5 million shares for a total of approximately $1.1 billion since its first program became effective in May 2001.

Forward-Looking Guidance for Fiscal 2004

Intuit reaffirmed its guidance for fiscal 2004, which ends July 31, 2004:

•	Revenue of $1.85 billion-$1.95 billion, or year-over-year organic growth of approximately 12-18 percent.

•	Pro forma operating income of $480 million-$510 million, or growth of approximately 20-28 percent over fiscal 2003. On a GAAP basis, operating income is expected to be $449 million-$479 million, or growth of approximately 31-40 percent over fiscal 2003.

•	Pro forma diluted earnings per share of $1.57-$1.67, or growth of approximately 13-20 percent over fiscal 2003. On a GAAP basis, diluted EPS is expected to be $1.47-$1.57, down approximately 4-10 percent from fiscal 2003. Fiscal 2003 GAAP EPS includes net income and gains from discontinued operations of nearly $80 million, which is not anticipated to recur in fiscal 2004.

Forward-Looking Guidance for First-Quarter 2004

Intuit’s guidance for the first quarter of fiscal 2004 is:

•	Revenue of $225 million-$235 million, or year-over-year growth of 6-10 percent.

•	A pro forma operating loss of $95 million-$85 million and a GAAP operating loss of $104 million-$94 million.

•	A pro forma net loss per diluted share of $0.30-$0.26 and a GAAP net loss per diluted share of $0.33-$0.29.

About pro forma, or non-GAAP, financial measures

Intuit computes its pro forma, or non-GAAP, financial measures using the same consistent method from quarter to quarter and year to year. Pro forma operating income excludes acquisition-related charges, such as amortization of goodwill and intangibles and impairment charges, as well as amortization of purchased software and charges for purchased research and development. Pro forma net income and diluted earnings per share exclude the same items excluded from pro forma operating income and also exclude discontinued operations, gains and losses on marketable securities and other investments, as well as the tax effects of these transactions. These pro forma financial measures are not prepared in accordance with generally accepted accounting principles and likely are different from non-GAAP or pro forma financial measures used by other companies. The accompanying tables and fact sheet have more details on Intuit’s historical performance and financial projections, the GAAP financial measures that are most directly comparable to Intuit’s pro forma financial measures, and the reconciliations of pro forma financial measures to GAAP.

Conference Call Scripts and Dial-In Information

The script that accompanies the Intuit earnings conference call and a live audio Web-cast of the call is available at www.intuit.com/company/investors. This press release, including the tables, is available at that site and any other supplemental financial and statistical information required to be posted, including pro forma reconciliations, will be posted to that site.

The conference call number is 800-615-5585 (706-679-0331 from international locations). The call begins today at 1:30 p.m. Pacific time. No reservation or access code is needed. Those planning to listen to the conference call should download the script before the call begins. A replay of the call will be available for one week by calling 800-642-1687 (706-645-9291 for international locations). The reservation number is 1917544.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements about future financial results and other events that have not yet occurred, including guidance about our expected results for fiscal 2004. Statements in the “guidance” sections of this release, statements including words such as “expect,” “anticipate” or “believe,” and statements in the future tense, are forward-looking statements. Actual results may differ materially from our expressed expectations because of risks and uncertainties about the future. Some of the important factors that could cause our results to differ are discussed below. More details about these and other risks are included in our SEC filings, in our August 19, 2003, press release, and at www.intuit.com/company/investors/considerations.html. We do not intend to update the information in this presentation if any forward-looking statement later turns out to be inaccurate.

•	Seasonality causes significant quarterly fluctuations in our revenue and net income.

•	We face increasingly intense competitive pressures in all of our businesses, which can have a negative impact on our revenue, profitability and market position.

•	Difficulties with implementation of new information systems could interfere with effective execution on our growth strategy or daily operations.

•	Expanding our product and service offerings requires us to develop and enhance more and increasingly complex products, to market and sell higher-priced products and services, and to distribute and support the expanding portfolio of products and services.

•	Some of our product and service offerings require us to develop and manage a direct sales organization, which is a new distribution method for us.

•	Integrating acquired businesses creates operating challenges, as well as financial and information system challenges that we must overcome to realize the full benefits of our acquisitions.

•	Risks relating to customer privacy and security and increasing governmental regulation could hinder the growth of our businesses.

•	Risks related to our distribution channels include challenges in negotiating favorable terms with retailers and the negative effect of the current economic environment on retail sales of our core desktop software products.

•	Actual product returns may exceed product return reserves that are based on our estimates.

Table A1
INTUIT INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,

	2002	2003	2002	2003

Net revenue:
Product	$126,647	$159,297	$977,528	$1,157,943
Service	46,518	66,612	273,575	423,548
Other	13,685	19,188	61,125	69,252

Total net revenue	186,850	245,097	1,312,228	1,650,743
Costs and expenses:
Cost of revenue:
Product, service and other	55,677	69,561	289,373	343,964
Amortization of purchased software	1,981	3,639	12,423	13,796
Customer service and technical support	36,391	37,684	164,875	178,949
Selling and marketing	59,875	68,664	263,721	324,389
Research and development	48,835	63,612	198,471	255,821
General and administrative	27,249	36,591	109,076	148,855
Charge for purchased research and development	2,151	—	2,151	8,859
Charge (credit) for vacant facilities	—	(1,069)	13,237	(1,069)
Acquisition-related charges (iii)	40,886	6,932	181,401	33,947
Loss on impairment of long-lived asset	—	—	27,000	—

Total costs and expenses	273,045	285,614	1,261,728	1,307,511

Income (loss) from continuing operations	(86,195)	(40,517)	50,500	343,232
Interest and other income	2,629	13,945	27,276	38,694
Gains (losses) on marketable securities and other investments, net	(6,269)	818	(15,535)	10,912
Gain on divestiture of business	—	—	8,308	—

Income (loss) from continuing operations before income taxes	(89,835)	(25,754)	70,549	392,838
Income tax (benefit) provision (i)	(14,158)	(1,066)	16,934	129,636

Net income (loss) from continuing operations	(75,677)	(24,688)	53,615	263,202
Discontinued operations, net of income taxes (iv) and (v):
Net income from Quicken Loans discontinued operations	10,713	—	47,100	—
Gain on disposal of Quicken Loans discontinued operations	23,300	—	23,300	5,556
Net income from Intuit KK discontinued operations	9,902	—	16,145	3,267
Gain on disposal of Intuit KK discontinued operations	—	—	—	71,009

Net income from discontinued operations	43,915	—	86,545	79,832

Net income (loss)	$(31,762)	$(24,688)	$140,160	$343,034

Basic net income (loss) per share from continuing operations	$(0.36)	$(0.12)	$0.25	$1.28
Basic net income per share from discontinued operations	0.21	—	0.41	0.39

Basic net income (loss) per share	$(0.15)	$(0.12)	$0.66	$1.67

Shares used in basic per share amounts	212,003	201,819	211,794	205,294

Diluted net income (loss) per share from continuing operations	$(0.36)	$(0.12)	$0.24	$1.25
Diluted net income per share from discontinued operations	0.21	—	0.40	0.38

Diluted net income (loss) per share	$(0.15)	$(0.12)	$0.64	$1.63

Shares used in diluted per share amounts	212,003	201,819	217,897	210,955

Table A2
INTUIT INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,

	2002	2003	2002	2003

Net revenue:
Product	$126,647	$159,297	$977,528	$1,157,943
Service	46,518	66,612	273,575	423,548
Other	13,685	19,188	61,125	69,252

Total net revenue	186,850	245,097	1,312,228	1,650,743
Costs and expenses:
Cost of revenue:
Product, service and other	55,677	69,561	289,373	343,964
Customer service and technical support	36,391	37,684	164,875	178,949
Selling and marketing	59,875	68,664	263,721	324,389
Research and development	48,835	63,612	198,471	255,821
General and administrative	27,249	36,591	109,076	148,855
Charge (credit) for vacant facilities	—	(1,069)	13,237	(1,069)

Total costs and expenses	228,027	275,043	1,038,753	1,250,909

Income (loss) from operations	(41,177)	(29,946)	273,475	399,834
Interest and other income	2,629	13,945	27,276	38,694

Income before income taxes	(38,548)	(16,001)	300,751	438,528
Income tax (benefit) provision	(12,721)	(5,280)	99,248	144,714

Net income (loss)	$(25,827)	$(10,721)	$201,503	$293,814

Basic net income (loss) per share	$(0.12)	$(0.05)	$0.95	$1.43

Shares used in basic per share amounts	212,003	201,819	211,794	205,294

Diluted net income (loss) per share	$(0.12)	$(0.05)	$0.92	$1.39

Shares used in diluted per share amounts	212,003	201,819	217,897	210,955

The pro forma or non-GAAP financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Tables B1 and B2 for reconciliations of these pro forma financial measures to GAAP.

Table B1
INTUIT INC.
RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (ii)-(v)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Three Months Ended
	July 31, 2002			July 31, 2003

	Pro			Pro
	Forma	Adjmts (ii)	GAAP	Forma	Adjmts (ii)	GAAP

Net revenue:
Product	$126,647	$—	$126,647	$159,297	$—	$159,297
Service	46,518	—	46,518	66,612	—	66,612
Other	13,685	—	13,685	19,188	—	19,188

Total net revenue	186,850	—	186,850	245,097	—	245,097
Costs and expenses:
Cost of revenue:
Product, service and other	55,677	—	55,677	69,561	—	69,561
Amortization of purchased software	—	1,981	1,981	—	3,639	3,639
Customer service and technical support	36,391	—	36,391	37,684	—	37,684
Selling and marketing	59,875	—	59,875	68,664	—	68,664
Research and development	48,835	—	48,835	63,612	—	63,612
General and administrative	27,249	—	27,249	36,591	—	36,591
Charge for purchased research and development	—	2,151	2,151	—	—	—
Charge (credit) for vacant facilities	—	—	—	(1,069)	—	(1,069)
Acquisition-related charges (iii)	—	40,886	40,886	—	6,932	6,932
Loss on impairment of long-lived asset	—	—	—	—	—	—

Total costs and expenses	228,027	45,018	273,045	275,043	10,571	285,614

Income (loss) from continuing operations	(41,177)	(45,018)	(86,195)	(29,946)	(10,571)	(40,517)
Interest and other income	2,629	—	2,629	13,945	—	13,945
Gains (losses) on marketable securities and other investments, net	—	(6,269)	(6,269)	—	818	818
Gain on divestiture of business	—	—	—	—	—	—

Income (loss) from continuing operations before income taxes	(38,548)	(51,287)	(89,835)	(16,001)	(9,753)	(25,754)
Income tax (benefit) provision	(12,721)	(1,437)	(14,158)	(5,280)	4,214	(1,066)

Net income (loss) from continuing operations	(25,827)	(49,850)	(75,677)	(10,721)	(13,967)	(24,688)
Discontinued operations, net of income taxes:
Net income from Quicken Loans discontinued operations (iv)	—	10,713	10,713	—	—	—
Gain on disposal of Quicken Loans discontinued operations (iv)	—	23,300	23,300	—	—	—
Net income from Intuit KK discontinued operations (v)	—	9,902	9,902	—	—	—
Gain on disposal of Intuit KK discontinued operations (v)	—	—	—	—	—	—

Net income from discontinued operations	—	43,915	43,915	—	—	—

Net income (loss)	$(25,827)	$(5,935)	$(31,762)	$(10,721)	$(13,967)	$(24,688)

Basic net income (loss) per share from continuing operations	$(0.12)		$(0.36)	$(0.05)		$(0.12)
Basic net income per share from discontinued operations	—		0.21	—		—

Basic net income (loss) per share	$(0.12)		$(0.15)	$(0.05)		$(0.12)

Shares used in basic per share amounts	212,003		212,003	201,819		201,819

Diluted net income (loss) per share from continuing operations	$(0.12)		$(0.36)	$(0.05)		$(0.12)
Diluted net income per share from discontinued operations	—		0.21	—		—

Diluted net income (loss) per share	$(0.12)		$(0.15)	$(0.05)		$(0.12)

Shares used in diluted per share amounts	212,003		212,003	201,819		201,819

The pro forma or non-GAAP financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Notes ii through v for details.

Table B2
INTUIT INC.
RECONCILIATION OF PRO FORMA FINANCIAL MEASURES
TO GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (ii)-(v)
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended			Twelve Months Ended
	July 31, 2002			July 31, 2003

	Pro			Pro
	Forma	Adjmts (ii)	GAAP	Forma	Adjmts (ii)	GAAP

Net revenue:
Product	$977,528	$—	$977,528	$1,157,943	$—	$1,157,943
Service	273,575	—	273,575	423,548	—	423,548
Other	61,125	—	61,125	69,252	—	69,252

Total net revenue	1,312,228	—	1,312,228	1,650,743	—	1,650,743
Costs and expenses:
Cost of revenue:
Product, service and other	289,373	—	289,373	343,964	—	343,964
Amortization of purchased software	—	12,423	12,423	—	13,796	13,796
Customer service and technical support	164,875	—	164,875	178,949	—	178,949
Selling and marketing	263,721	—	263,721	324,389	—	324,389
Research and development	198,471	—	198,471	255,821	—	255,821
General and administrative	109,076	—	109,076	148,855	—	148,855
Charge for purchased research and development	—	2,151	2,151	—	8,859	8,859
Charge (credit) for vacant facilities	13,237	—	13,237	(1,069)	—	(1,069)
Acquisition-related charges (iii)	—	181,401	181,401	—	33,947	33,947
Loss on impairment of long-lived asset	—	27,000	27,000	—	—	—

Total costs and expenses	1,038,753	222,975	1,261,728	1,250,909	56,602	1,307,511

Income (loss) from continuing operations	273,475	(222,975)	50,500	399,834	(56,602)	343,232
Interest and other income	27,276	—	27,276	38,694	—	38,694
Gains (losses) on marketable securities and other investments, net	—	(15,535)	(15,535)	—	10,912	10,912
Gain on divestiture of business	—	8,308	8,308	—	—	—

Income (loss) from continuing operations before income taxes	300,751	(230,202)	70,549	438,528	(45,690)	392,838
Income tax (benefit) provision	99,248	(82,314)	16,934	144,714	(15,078)	129,636

Net income (loss) from continuing operations	201,503	(147,888)	53,615	293,814	(30,612)	263,202
Discontinued operations, net of income taxes:
Net income from Quicken Loans discontinued operations (iv)	—	47,100	47,100	—	—	—
Gain on disposal of Quicken Loans discontinued operations (iv)	—	23,300	23,300	—	5,556	5,556
Net income from Intuit KK discontinued operations (v)	—	16,145	16,145	—	3,267	3,267
Gain on disposal of Intuit KK discontinued operations (v)	—	—	—	—	71,009	71,009

Net income from discontinued operations	—	86,545	86,545	—	79,832	79,832

Net income (loss)	$201,503	$(61,343)	$140,160	$293,814	$49,220	$343,034

Basic net income (loss) per share from continuing operations	$0.95		$0.25	$1.43		$1.28
Basic net income per share from discontinued operations	—		0.41	—		0.39

Basic net income (loss) per share	$0.95		$0.66	$1.43		$1.67

Shares used in basic per share amounts	211,794		211,794	205,294		205,294

Diluted net income (loss) per share from continuing operations	$0.92		$0.24	$1.39		$1.25
Diluted net income per share from discontinued operations	—		0.40	—		0.38

Diluted net income (loss) per share	$0.92		$0.64	$1.39		$1.63

Shares used in diluted per share amounts	217,897		217,897	210,955		210,955

The pro forma or non-GAAP financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year. See Notes ii through v for details.

Notes to Tables A1, B1 and B2:

i.	There is a difference in the effective tax rate for each of these periods, primarily due to the net effect of non-deductible merger and divestiture related charges offset by the benefit received from tax-exempt interest income and various tax credits.

ii.	Tables B1 and B2 reconcile the differences between the pro forma or non-GAAP financial measures, which are not prepared in accordance with generally accepted accounting principles (“GAAP”), and the GAAP condensed consolidated statements of operations for the three and twelve months ended July 31, 2002 and 2003. Pro forma operating income (loss) excludes certain cost and expense line items that are in the GAAP statement of operations. For example, for the line item “acquisition-related charges,” the number in the GAAP column is subtracted out of the pro forma column in calculating pro forma operating income or loss. Eliminating cost or expense items increases pro forma results compared to GAAP results. Pro forma net income (loss) starts with pro forma operating income or loss and then excludes certain non-operating gains and losses that are in the GAAP statement of operations. For example, for the line item “gains (losses) on marketable securities and other investments, net” the number in the GAAP column is taken out of the pro forma column in calculating pro forma net income or loss. Eliminating loss line items increases pro forma results compared to GAAP results. Eliminating gain line items decreases pro forma results compared to GAAP results.

iii.	Acquisition-related charges include amortization of goodwill and intangible assets as well as impairment charges. For the three and twelve months ended July 31, 2002, amortization of goodwill was $29.2 million and $122.6 million, amortization of intangible assets and deferred compensation was $11.7 million and $36.8 million, and there were $22.0 million in impairment charges. For the three and twelve months ended July 31, 2003, there was no goodwill amortization due to the implementation of Statement of Financial Accounting Standards No. 142 on August 1, 2002. Amortization of intangible assets and deferred compensation during those periods was $6.9 million and $33.9 million, and there were no impairment charges.

iv.	On July 31, 2002, we sold our Quicken Loans mortgage business to Rock Acquisition Corporation. We accounted for the sale as discontinued operations and, accordingly, the operating results of Quicken Loans have been segregated from continuing operations on our statement of operations for the three and twelve months ended July 31, 2002. Income taxes netted against income from discontinued operations amounted to $6.0 million and $26.5 million for those periods. We recorded a $23.3 million gain on the sale of Quicken Loans in the fourth quarter of fiscal 2002. In the first quarter of fiscal 2003, we sold our residual minority equity interest in Rock and recorded a gain of $5.6 million.

v.	On February 7, 2003, we sold our wholly owned Japanese subsidiary, Intuit KK, to a private equity investment firm located in Japan for 9.5 billion yen or approximately $79.0 million. We accounted for the sale as discontinued operations and, accordingly, the operating results of Intuit KK have been segregated from continuing operations on our statement of operations for all periods prior to the sale. Income tax benefits included in net income from discontinued operations amounted to $1.1 million and $1.8 million for the three and twelve months ended July 31, 2002. Income tax expense netted against net income from discontinued operations amounted to $2.4 million for the first six months of fiscal 2003. In the third quarter of fiscal 2003, there was no material income or loss from Intuit KK discontinued operations and we recorded a gain of $71.0 million on the sale, net of income taxes of $5.1 million.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31,	July 31,
	2002	2003

ASSETS
Current assets:
Cash and cash equivalents	$408,948	$170,043
Short-term investments	815,342	1,036,758
Marketable securities	16,791	865
Customer deposits	300,409	306,007
Accounts receivable, net	51,999	88,156
Income taxes receivable	2,187	—
Deferred income taxes	67,799	34,824
Prepaid expenses and other current assets	49,581	32,217
Amounts due from discontinued operations entities	241,616	—

Total current assets	1,954,672	1,668,870
Property and equipment, net	179,122	188,253
Goodwill, net	428,948	591,091
Purchased intangible assets, net	125,474	125,445
Long-term deferred income taxes	176,553	183,061
Loans to executive officers and other employees	21,270	19,690
Other assets	37,654	13,857
Net long-term assets of discontinued operations	4,312	—

Total assets	$2,928,005	$2,790,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,069	$56,786
Accrued compensation and related liabilities	87,426	118,678
Payroll service obligations	300,381	306,007
Deferred revenue	147,120	178,840
Income taxes payable	—	76,725
Other current liabilities	66,090	59,129
Net current liabilities of discontinued operations	7,688	—

Total current liabilities	679,774	796,165
Long-term obligations	32,592	29,265
Stockholders’ equity	2,215,639	1,964,837

Total liabilities and stockholders’ equity	$2,928,005	$2,790,267

Note:	Balance sheets for all periods presented have been reclassified to reflect Intuit KK as discontinued operations.

Table D
INTUIT INC.
RECONCILIATION OF GUIDANCE FOR PRO FORMA FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ending October 31, 2003

	Pro Forma			GAAP
	Range of Estimate			Range of Estimate

	From	To	Adjustments	From	To

Revenue	$225,000	$235,000	$—	$225,000	$235,000
Operating loss	(95,000)	(85,000)	(8,900)[a]	(103,900)	(93,900)
Interest and other income	4,000	5,000	—	4,000	5,000
Diluted loss per share	$(0.30)	$(0.26)	$(0.03)[b]	$(0.33)	$(0.29)
Shares	200,000	203,000	—	200,000	203,000

	Twelve Months Ending July 31, 2004

	Pro Forma			GAAP
	Range of Estimate			Range of Estimate

	From	To	Adjustments	From	To

Revenue	$1,850,000	$1,950,000	$—	$1,850,000	$1,950,000
Operating income	480,000	510,000	(31,000)[c]	449,000	479,000
Interest and other income	20,000	25,000	—	20,000	25,000
Diluted earnings per share	$1.57	$1.67	$(0.10)[d]	$1.47	$1.57
Shares	212,000	215,000	—	210,000	215,000

[a]	Pro forma guidance reflects estimated adjustments for amortization of purchased software of approximately $4.6 million and amortization of purchased intangible assets of approximately $4.3 million for the three months ending October 31, 2003.
[b]	Net of income taxes, the pro forma adjustments in item [a] result in a $0.03 per diluted share adjustment for the three months ending October 31, 2003.
[c]	Pro forma guidance reflects estimated adjustments for amortization of purchased software of approximately $18.0 million and amortization of purchased intangible assets of approximately $13.0 million for the twelve months ending July 31, 2004.
[d]	Net of income taxes, the pro forma adjustments in item [c] result in a $0.10 per diluted share adjustment for the twelve months ending July 31, 2004.

The pro forma or non-GAAP financial measures above should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). These pro forma financial measures are not prepared in accordance with GAAP and likely are different from pro forma financial measures used by other companies. Intuit’s management believes that these pro forma financial measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Intuit computes pro forma financial measures using the same consistent method from quarter to quarter and year to year.

The reconciliations of the forward-looking pro forma financial measures to GAAP in this Table D include all information reasonably available to Intuit at the date of this press release. The adjustments in this table are those that management can predict. Intuit’s pro forma financial measures exclude acquisition-related charges, discontinued operations and gains and losses on marketable securities. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable securities.

Intuit Facts ...Q4/FY03 & FY04	Intuit Inc.
Investor Relations (650) 944-3560	NASDAQ: INTU

Financial Outlook(A)

	(actual)	(actual)	(guidance)	(in future)	(in future)	(in future)	(guidance)
(millions)	Q4 FY03	FY03	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04	FY04

QuickBooks	$54.7	$242.8	$42-$47
% of change YOY	48%	24%					15%-25%
Small Business Services	$117.7	$454.9	$110-$125
% of change YOY	34%	35%					15%-25%
TurboTax	$8.5	$422.9	$3-$5
% of change YOY	(46%)	20%					10%-20%
Vertical Businesses	$26.3	$94.8	$20-$25
% of change YOY	New	New					15%-25%
Prof. Accounting Solutions	$6.2	$243.4	$6-$8
% of change YOY	(17%)	8%					7%-12%
All Other	$31.7	$191.9	$32-$35
% of change YOY	(1%)	2%					0%-5%

Total Revenue	$245.1	$1,650.7	$225-$235				$1850-$1950
% of change YOY	31%	26%					12%-18%
Operating Income(B)	($29.9)	$399.8	($95)-($85)				$480-$510
% of change YOY	n/a	46%					20%-28%
Interest & Other Income	$13.9	$38.7	$4-$5				$20-$25
% of change YOY	430%	42%					(48%)-(35%)
EPS(B) not in millions	($0.05)	$1.39	($0.30)-($0.26)				$1.57-$1.67
% of change YOY	n/a	51%					13%-20%
Weighted Shares	202	211	200-203				210-215
Tax Rate	33%	33%	34%				34%

Business Metrics

QuickBooks FY03	Tax FY03

QuickBooks retail unit share: 81.2%(C)	TurboTax retail unit share: 70.6%(C)
QuickBooks retail dollar share: 88.6%(C)	TurboTax retail dollar share: 79.2%(C)
QuickBooks units sold: 1.1M(D)	TurboTax Fed desktop units: 6.1M, up 12% YOY(D)
Basic & Pro units: 1M(D)	TurboTax Fed web units paid: 2.5M, up 13% YOY
Premier & Enterprise: 54K(D)	TurboTax Fed web units unpaid: 1.3M, up 18% YOY
Flavors units: 71K(D)	Professional Accounting Tax customers: 103K
IDN applications (cumulative): 293	Efile returns: 20.7M, up 20% YOY
Direct units sold: 43% vs. 33% in FY 02

Segment Composition

Small Business Services includes:

QuickBooks Support Services
Financial Supplies Group
Information Technology Solutions
Intuit Developer Network (IDN)
Payroll

Verticals includes:

Intuit Construction Business Solutions
Intuit Public Sector Solutions
Intuit Real Estate Solutions (MRI)
Intuit Distribution Management Solutions (Eclipse)

Small Business Services

Payroll Cust. @	FY02	FY03

DIY (Basic)	675K	739K
Outsourced	60K	67K

Corporate Metrics

	Q4 FY03	FY03		Q4 FY03	Q4 FY02		Q4 FY03

Capital expenditures	$14.1M	$84.7M	F/T Employees	6,624	6,088	Common Stock Outstanding	199M
Depreciation	$18.7M	$73.8M

Organic Revenue Growth		15%

(A)	This contains forward looking information that is subject to risks and uncertainties. Actual results may differ materially due to the factors included in Intuit’s August 19, 2003 earnings press release and SEC filings and at www.intuit.com/company/investors/considerations.html.

(B)	These are Pro forma, or Non-GAAP, financial measures. They exclude acquisition related costs, pre-tax gains and losses related to marketable securities and other investments, and other similar items. See Tables B1, B2 and D of accompanying press release. FY02 adjusted for sale of Quicken Loans and Intuit KK.

(C)	Source: QuickBooks — NPD Group NPD Techworld Monthly Retail Software Report through June 2003 based on Intuit’s categorization of accounting. Tax (Federal) — NPD Group NPD Techworld Monthly Retail Software Report through May 2003.

(D)	End-user purchases — or products customers have bought and paid for at both retail and direct.